EXHIBIT 23


        INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of ML Asset Backed Corporation:

We consent to the incorporation by reference in Registration
Statements No. 33-53394 and No. 33-55648 on Form S-3 of our report dated March 26, 1998 appearing in this Annual Report on Form 10-K of ML Asset Backed Corporation for the year ended December 26, 1997.




/s/ Deloitte & Touche LLP
New York, New York
March 26, 1998